Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to Registration Statement No. 33-28248 on Form N-1A of our report dated August 25, 2008, relating to the financial statements and financial highlights of BlackRock Global Emerging Markets Fund, Inc. (the “Fund”) (formerly BlackRock Developing Capital Markets Fund, Inc.) appearing in the Annual Report on Form N-CSR of the Fund for the year ended June 30, 2008. We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
October 24, 2008